content="text/html; charset=iso-8859-1"> YUM! Brands, Inc. Form S-8 (401(k) Plan)

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane
Louisville, Kentucky 40213
(Address of Principal Executive Offices, including Zip Code)
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YUM! Brands 401(k) Plan
(Full title of the plan)
_______________

Christian L. Campbell, Esq.
Senior Vice President, General Counsel and Secretary
Chief Franchise Policy Officer
YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213
(Name and address of agent for service)
_______________
(502) 874-8300
(Telephone number, including area code, of agent for service)
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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, no par value ……	3,500,000 shares	$29.43	$103,005,000	$8,333.10
Preferred Stock Purchase Rights (2) ...	None	None	None	None

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange Composite Tape on September 26, 2003.
(2)	Any value attributable to the Preferred Stock Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Stock Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.

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INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously-filed registration statement on Form S-8 (File No. 333-36893) relating to the YUM! Brands 401(k) Plan (formerly Tricon Long Term Savings Program) are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 30th day of September, 2003.

YUM! BRANDS, INC.

By: /s/ Christian L. Campbell
Christian L. Campbell Senior Vice President, General Counsel and Secretary Chief Franchise Policy Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

*
David C. Novak		Chairman of the Board,	September 30, 2003
David C. Novak		Chief Executive Officer
and President
(Principal Executive Officer)

*
Andrall E. Pearson		Founding Chairman	September 30, 2003
Andrall E. Pearson

*
David J. Deno		Chief Financial Officer	September 30, 2003
David J. Deno		(Principal Financial
Officer)

*
Brent A. Woodford		Vice President and Controller	September 30, 2003
Brent A. Woodford		(Principal Accounting Officer)

*
James Dimon		Director	September 30, 2003
James Dimon

Director
Massimo Ferragamo

*
J. David Grissom		Director	September 30, 2003
J. David Grissom

Director
Bonnie G. Hill

*
Robert Holland, Jr.		Director	September 30, 2003
Robert Holland, Jr.

*
Sidney Kohl		Director	September 30, 2003
Sidney Kohl

*
Kenneth G. Langone		Director	September 30, 2003
Kenneth G. Langone

*
Thomas M. Ryan		Director	September 30, 2003
Thomas M. Ryan

*
Jackie Trujillo		Director	September 30, 2003
Jackie Trujillo

Director
Robert J. Ulrich

*By: /s/ John P. Daly
John P. Daly
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits

4.1	--	Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.2	--	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.3	--	Rights Agreement, dated as of July 21, 1998, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 13, 1998)

5.1	--	Opinion and consent of Christian L. Campbell, Senior Vice President, General Counsel and Secretary, Chief Franchise Policy Officer of the Registrant

23.1	--	Consent of Christian L. Campbell, Senior Vice President, General Counsel and Secretary, Chief Franchise Policy Officer of the Registrant (included in Exhibit 5.1)

23.2	--	Consent of KPMG LLP

24.1	--	Powers of attorney